Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-04947, 333-51588, 333-62599, 333-122221, 333-125040, 333-128862, 333-138102, and 333-155316) and Forms S-8 (Nos. 333-66041, 333-69869, 333-102662, 333-126228, 333-126230, and 333-151066) of FelCor Lodging Trust Incorporated of our report dated February 27, 2009 (except with respect to our opinion on the consolidated financial statements and financial statement schedule insofar as it relates to the effects of the changes in accounting for non-controlling interests, in the computation of earnings per share and of subsequent events discussed in Notes 17, 25 and 26 as to which the date is August 11, 2009), relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K dated August 11, 2009.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

August 11, 2009